Exhibit 16.1



ANDERSEN ANDERSEN & STRONG, LLC                   941 East 3300 South, Suite 202
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Certified Public Accountants and Business            Salt Lake City, Utah, 84106
        Consultants                                      Telephone  801-486-0096
Member SEC Practice Section of the AICPA                        Fax 801-486-0098


March 8, 2004


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom it May Concern:

We have read Item 4  of  Form  8-K  dated  December  15,  2002 of Starberrys
Corporation  and  are  in  agreement with the statements contained therein.   We
have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours very truly,

/s/  "Andersen Andersen & Strong, LLC